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Exhibit 10.7        Employment Agreement with Sharon L. Shears

                         VENTURENET CAPITAL GROUP, INC.

                              EMPLOYMENT AGREEMENT
                                      WITH
                                SHARON L. SHEARS

            THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 2001, between VentureNet Capital Group, Inc., a Delaware corporation (the "Company"), and Sharon L. Shears, an individual (the "Executive").

                                    RECITALS

            WHEREAS, the Company wishes to employ the Executive as Vice-President and Comptroller of the Company;

            WHEREAS, the Executive wishes to enter into the employ of the Company as its Vice-President and Comptroller;

            WHEREAS, to provide Executive with incentive to enter into its employ, the Company desires to provide Executive with compensation under the conditions set forth in this Agreement; and

            WHEREAS, Company and the Executive wish to define their relationship and to ensure employment on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. PURPOSE OF AGREEMENT

            The purpose of this Agreement is to define the relationship between the Company, as employer of Executive, and Executive, as an employee of the Company.

            2. EMPLOYMENT

            During the term of this Agreement, Executive shall serve as the Vice-President and Comptroller of the Company and perform the tasks incident to these positions. The Executive shall report to the Board of Directors of the Company. Executive's position is full-time and Executive shall devote as much time as may be necessary to perform Executive's duties.


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            3. TERM OF EMPLOYMENT

            Subject to prior termination pursuant to Section 11 hereof, this Agreement shall terminate on May 31, 2001 and shall commence on the date hereof (the "Employment Period").

            4. COMPENSATION

            4.1 SALARY

            The Company will pay the Executive a basic contract fee of one million (1,000,000) shares of the common stock of Company as of the date of execution hereof. Said shares shall be issued under an S-8 registration or other appropriate registration at the Company's expense. The Company shall from time to time execute, or use diligent efforts to cause to be executed, all such documents and agreements as are necessary to vest in the Executive no less than the preferential treatment (including without limitation, liquidation preference and anti-dilution rights) granted to other current or future holders of the common stock.

            4.2 BONUS

            Executive may be entitled to receive, in addition to the annual base salary referenced above, an annual bonus in an amount to be determined by the Board of Directors of the Company in its sole discretion.

            4.3 STOCK OPTIONS

            Nothing contained in this Agreement shall affect the right of Executive to receive benefits or other shares under any option plan existing or adopted by the Company. The options, if any, will be designated as incentive stock options to the extent permitted under the Plan and applicable law.

            5. REIMBURSEMENT OF BUSINESS-RELATED EXPENSES INCURRED BY EXECUTIVE

            The Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with his employment hereunder, in accordance with the general policy of the Company regarding reimbursement of Executive's expenses or pursuant to an applicable travel policy.

            6. BENEFITS

            Executive shall be entitled to receive such health, dental, personal disability, life insurance and flexible time-off benefits as are provided for other executives of the Company with similar duties and work requirements and as may be authorized and adopted from time to time in the future by the Company. Executive shall be entitled to the number of weeks of paid vacation each year as the Company grants to its senior executives.
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            7. NONCOMPETITION

            Executive agrees that during the Employment Period and for a period of twelve (12) months thereafter, he will not, except in furtherance of his employment with the Company, without the prior written consent of the Company, either directly or indirectly operate, control, advise, be engaged by, perform any consulting services for, invest in (other than less than one percent of the outstanding stock in a publicly held corporation which is listed on the NASDAQ national market or traded over-the-counter or on a recognized securities exchange) or otherwise become associated in any capacity with, any business, company, partnership, organization, proprietorship, or other entity in competition with the Company in those geographical areas in which the Company conducts or has conducted such business, or intends to conduct business, consistent with the Company's current, written business plans, during Executive's employment.

            8. NONDISCLOSURE

            Executive agrees at all times to hold as secret and confidential (unless disclosure is required by the Company or would be in furtherance of Executive's employment with the Company or is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law) any and all knowledge, information, developments, manufacturing and trade secrets, know-how and confidences of the Company or its business of which he has knowledge during the Employment Period, to the extent such matters have not previously been made public, are not thereafter made public, or do not otherwise become available to Executive from a third party not, to Executive's best knowledge, bound by any confidentiality agreement with the Company ("Confidential Information"). The phrase "made public" as used in this Agreement shall apply to matters within the domain of (a) the general public or (b) the Company's industry. Executive agrees not to use such knowledge for his own benefit or for the benefit of others or, except as provided above, disclose any of such Confidential Information without the prior written consent of the Company, which consent shall make express reference to this Agreement.

            9. NONINTERFERENCE

            Executive agrees that during the Employment Period and for a period of twelve (12) months thereafter, he will not, except in furtherance of his employment with the Company or as a part of his duties as an officer of the Company, without the prior written consent of the Company, directly or indirectly solicit, induce or attempt to solicit or induce any executive, agent or other representative or associate of the Company to terminate its relationship with the Company or in any way interfere with such a relationship.


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            10. DISCLOSURE OF PROPRIETARY INTELLECTUAL PROPERTY

            10.1 Executive agrees that he will promptly disclose to the Company any and all improvements, discoveries, ideas, developments or inventions composing proprietary intellectual property which may be material to the operations and business of the Company (the "Improvements") which Improvements are made or conceived by Executive, acting alone or in conjunction with others,
(a) during the Employment Period, or (b) to the extent the Improvements are specifically and directly related to the company products within three (3) years after the Employment Period, if such Improvement results from or was suggested by such employment. Executive shall not disclose any such Improvement to any person, except the Company and shall use all reasonable efforts to provide the Company written disclosure of such Improvements. Each such Improvement shall be the sole and exclusive property of and is hereby assigned to the Company. Executive agrees that, at the request of the Company, Executive will execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including without limitation the giving of testimony) as the Company may from time to time reasonably request in order to obtain for the Company a registration or patent in the United States or any foreign country covering or pertaining to any such Improvement. The Company and Executive hereby acknowledge and agree that the obligations set forth in this Section 10 do not apply to an Improvement for which no equipment, supplies, facility, copyright, patent or patent application, registration, information, or other intellectual property or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (a) the Improvement relates (i) directly to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Improvement results from any work performed by Executive for the Company.

            11. TERMINATION OF EMPLOYMENT

            11.1 EVENTS OF TERMINATION

            (a) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately and, except for the obligations of Executive set forth in Sections 7, 8, 9, 10 and 11.2 hereof and the payment by the Company of all salary, expenses or benefits which may be earned but unpaid or unreimbursed (as the case may be) as of the date of termination which obligations shall survive such termination, all rights and obligations of the Company and Executive hereunder shall be completely null and void upon the earliest to occur of the following:

                        (i) the death of Executive;

                        (ii) the termination of Executive's employment by the Company "for cause" during the term of this Agreement; or

                        (iii) the voluntary termination by Executive of his employment with the Company during the term of this Agreement pursuant to
Section 11.1(b) hereof.


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            As used in subsection (ii) above, a termination "for cause" may include, but shall not be limited to, the occurrence of any of the following events during the Employment Period:

                                    (A) Executive's conviction of any felony, or
conviction of embezzlement, destruction or misappropriation of money or other property of the Company;

                                    (B) Executive's failure, refusal or
inability to perform his duties on behalf of the Company, which duties are consistent with the scope and nature of Executive's responsibilities as an officer of the Company and which are not remedied by Executive within a reasonable time period after receipt of written notice of such alleged violative activities;

                                    (C) any act of gross negligence, intentional
waste, disloyalty or unfaithfulness by Executive to the Company; or

                                    (D) a breach of any of the terms and
provisions of Sections 7, 8, 9, or 10 of this Agreement or any breach of the fiduciary duties owed to the Company by Executive.

                        (b) Executive may terminate this Agreement in the event the Company fails or refuses to perform, or otherwise breaches, the provisions of this Agreement and the Company fails to cure such breach within thirty (30) days after receiving written notice from Executive describing such breach and specifically referring to this Section 11.1(b).

            11.2 EXECUTIVE'S RESPONSIBILITIES UPON TERMINATION

            Following any notice of termination, Executive shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company and to the orderly transfer of any such pending work to other executives of the Company as may be designated by the Company.

            11.3 NOTICE

            The term "Notice of Termination" shall mean at least 20 working days' written notice of termination of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that the Company may, upon notice to Executive and without reducing Executive's compensation during such period, excuse Executive from any or all of his or her duties during such period. The effective date of the termination of Executive's employment hereunder shall be the date on which such 20-day period expires.

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            12. TERMINATION PAYMENTS

            In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 12:

            12.1 TERMINATION BY THE COMPANY

            If the Company terminates Executive's employment prior to the end of the term of this Agreement, Executive shall be entitled to receive (a) termination payments equal to the amounts payable under Section 4 of the Agreement, and (b) any unpaid annual base salary and any accrued vacation and deferred compensation (together with accrued interest or earnings thereon, if any) payable under the deferral plan, which has accrued for services already performed as of the date termination of Executive's employment becomes effective.

            12.2 TERMINATION BY EXECUTIVE

            In the case of the termination of Executive's employment by Executive, Executive shall not be entitled to any payments hereunder, other than those set forth in clause (b) of Section 12.1 hereof.

            12.3 EXPIRATION OF TERM

            In the case of a termination of Executive's employment as a result of the expiration of the term of this Agreement, Executive shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of
Section 12.1 hereof.

            12.4 PAYMENT SCHEDULE

            All payments under this Section 12 shall be made to Executive at the same interval as payments of salary were made to Executive immediately prior to termination.

            13. INTEGRATION

            This Agreement constitutes the entire agreement between Executive and the Company relating in any way to the employment of Executive by the Company, and supersedes all prior discussions, understandings and agreements between them with respect thereto.

            14. INVALID PROVISION

            The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, and the Agreement shall be construed in all other respect as if such invalid or unenforceable provisions were omitted. However, if any court should determine that the duration or any other feature of any restriction contained in Section 7 of this Agreement is unenforceable, it is the intention of the parties that the provisions of such Section as set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render them valid and enforceable.


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            15. ATTORNEYS' FEES

            In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

            16. BINDING EFFECT

            This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their heirs, executors, successors and assigns.

            17. GOVERNING LAW

            This Agreement and the parties' performance hereunder shall be governed by and interpreted under the laws of the State of California. Executive agrees to submit to the jurisdiction of the courts of the State of California, and that venue for any action arising out of this Agreement or the parties' performance hereunder may be laid in Riverside County, California.

            18. AMENDMENTS

            Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

            19. ASSIGNMENT

            This Agreement is personal to Executive and shall not be assignable by Executive. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

            20. CONSENTS AND WAIVERS

            No consent or waiver, express or implied, by any party hereto to or of any breach or default by any other party in the performance by the others of their obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other parties in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waive or limit the need for such consent or approval in any other subsequent instance.


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            21. CONSTRUCTION

            This Agreement has been submitted to the scrutiny of, and has been negotiated by, all parties hereto and their counsel, and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

            22. HEADINGS

            Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

            23. REMEDIES IN EQUITY

            The rights and remedies of the parties hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. The parties confirm that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agree that their respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy as well as at law or otherwise.

            24. ARBITRATION

            Any controversies or claims arising out of or relating to this Agreement or to executive's employment with the company shall be fully and finally settled by arbitration in the City of Riverside, California under California law and in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the AAA Rules), conducted by one arbitrator either mutually agreed upon by the company and the executive or chosen in accordance with the AAA rules.

[signatures begin on the next page]



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                                             COMPANY:

                                             VENTURENET CAPITAL, INC.,
                                             A Delaware corporation

                                             By: /s/ Michael N. Brette
                                                 ---------------------
                                             Name: Michael N. Brette
                                                   -----------------
                                             Title: President
                                                    ---------

                                             EXECUTIVE:

                                             /s/ Sharon L. Shears
                                             --------------------
                                             Sharon L. Shears